EXHIBIT 99.1

NBC CAPITAL CORPORATION

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

I. SCOPE OF RESPONSIBILITY OF AUDIT COMMITTEE

A. General

Subject to the limitations noted in Section VIII, the primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by (1) overseeing the Company’s development of a system of financial reporting, auditing, internal controls and compliance with all applicable securities laws, (2) monitoring the operation of such system and (3) reporting to the Board of Directors periodically concerning activities of the Audit Committee.

B. Relationship to Other Groups

1. Allocation of Responsibilities. The management of the Company is responsible primarily for developing the Company’s accounting practices, preparing the Company’s financial statements and maintaining internal controls. The internal auditors are responsible primarily for objectively assessing the Company’s internal controls. The outside auditors are responsible primarily for auditing and attesting to the Company’s financial statements and evaluating the Company’s internal controls. Subject to the limitations noted in Section VIII, the Audit Committee, as the delegate of the Board of Directors, is responsible for overseeing this process. The functions of the Audit Committee are not intended to duplicate, certify or guaranty the activities of management or the internal or outside auditors.

2. Accountability. The outside and internal auditors will be apprised that they report directly to the Audit Committee.

3. Communication. The Audit Committee will strive to maintain an open and free avenue of communication among management, the outside auditors, the internal auditors, and the Board of Directors.

II. COMPOSITION OF AUDIT COMMITTEE

The Audit Committee will be comprised of three or more directors selected in accordance with the Company’s bylaws, each of whom will meet the standards of independence or other qualifications required from time to time by the American Stock Exchange and applicable law.

III. MEETINGS OF AUDIT COMMITTEE

The Audit Committee will meet at least three times annually, or more frequently if the Committee determines it to be necessary. To foster open communications, the Audit Committee may invite other directors or representatives of management, the outside auditors or the internal auditors to attend any of its meetings, but reserves the right in its discretion to meet in executive session. The Audit Committee will maintain written minutes of all its meetings and provide a copy of all such minutes to every member of the Board of Directors.

IV. POWERS OF AUDIT COMMITTEE

A. Activities and Powers Relating to the Annual Audit

1. Planning the Annual Audit. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the outside auditors. In connection with this responsibility, the Committee will monitor the planning of each annual audit of the Company’s financial statements, including taking any of the following actions that the Audit Committee deems to be necessary or appropriate in connection therewith:

a. approve the terms of the outside auditors’ annual engagement letter;

b. review significant relationships between the outside auditors and the Company, including those described in written statements of the outside auditors furnished to the Audit Committee under Independence Standards Board Standard No. 1; and

c. discuss the scope and comprehensiveness of the audit plan of the outside auditors.

2. Review of Annual Audit. The Audit Committee will review the results of each annual audit with management and the outside auditors, including a review of any of the following matters that the Audit Committee deems to be necessary or appropriate:

a. the Company’s annual financial statements and related footnotes, and any report, opinion or review rendered thereon by the outside auditors or management;

b. other sections of the Company’s 10-K annual report that pertain principally to financial matters;

c. significant audit findings, adjustments, risks or exposures;

d. “reportable conditions” or other matters that are required by generally accepted auditing standards (including Statement of Auditing Standards No. 61) or federal securities laws (including Section 10A of the Securities Exchange Act of 1934) to be communicated by outside auditors to the Audit Committee;

e. difficulties or disputes with management or the internal auditors encountered during the course of the audit and any management letters provided by the outside auditors;

f. the outside auditors’ views regarding the Company’s financial disclosures, the quality of the Company’s accounting principles as applied, the underlying estimates and other significant judgments made by management in preparing the financial statements, and the compatibility of the Company’s principles and judgments with prevailing practices and standards;

g. significant changes in the Company’s accounting principles, practices or policies during the prior year and the rationales therefor;

h. the accounting implications of significant new transactions;

i. the adequacy of the Company’s financial reporting processes, internal controls and securities law compliance procedures;

j. changes required in the outside auditors’ audit plan for future years; and

k. the extent to which the Company has implemented changes in financial and accounting practices or internal controls that were previously recommended to or approved by the Audit Committee.

B. Other Powers

The Audit Committee is given the authority to take any or all of the following actions that it deems to be necessary or appropriate:

1. meet from time to time with the internal auditors to (a) discuss the scope and comprehensiveness of the internal auditors’ staffing and budget or (b) review the extent to which the Company has implemented prior recommendations of the internal auditors;

2. meet jointly or separately from time to time with representatives of the outside auditors, the internal auditors, or any member of management to assist in resolving differences among them or to discuss the performance and independence of the outside or internal auditors or any other issue referred to in this Charter;

3. make recommendations to management or the Board of Directors regarding (a) the replacement of the outside auditors, (b) changes in the staffing, budget or charter (if any) of the internal auditors or (c) changes in the services or practices of the outside or internal auditors;

4. approve the terms (including fees) of all audits and other engagements;

5. take action designed to satisfy the Audit Committee and the Board of Directors of the independence of the outside auditors, including adopting resolutions that require management to either notify or obtain the approval of the Audit Committee or its Chairman prior to the Company’s retainment of the outside auditors to perform any consulting or other non-audit services (excluding those that will not involve annual payments exceeding any minimum amounts designated by the Committee);

6. request management or the outside or internal auditors to provide any information that the Audit Committee deems necessary to perform its oversight functions, including copies or summaries of reports of the internal auditors (and management’s responses thereto);

7. conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities, and employ independent legal counsel or other professionals to assist in any such investigations;

8. review periodically the effectiveness and adequacy of the Company’s securities law compliance procedures, and consider, adopt and recommend to the Board of Directors any proposed changes thereto as management or the Audit Committee deems appropriate or advisable;

9. review periodically the procedures established by the Company to monitor its compliance with debt covenants;

10. consult periodically with the Company’s legal counsel concerning the Audit Committee’s responsibilities or legal matters that may have a material impact on the Company’s financial statements, internal controls, or corporate compliance procedures;

11. undertake any special projects assigned to it by the Board of Directors;

12. issue any reports or perform any other duties required by (a) the Company’s articles of incorporation or bylaws, (b) applicable law or (c) rules or regulations of the Securities and Exchange Commission, the American Stock Exchange, or any other self-regulatory organization having jurisdiction over the affairs of the Audit Committee;

13. RETAIN, TO THE EXTENT IT DEEMS NECESSARY OR APPROPRIATE, INDEPENDENT LEGAL, FINANCIAL OR OTHER ADVISORS, AND APPROVE RELATED FEES AND OTHER RETENTION TERMS;

14. appoint, in its discretion, one or more subcommittees for any purposes within the Audit Committee’s scope of responsibilities; and

15. consider and act upon any other matters concerning the financial affairs of the Company as the Audit Committee, in its discretion, may determine to be advisable in connection with its oversight functions.

V. REVIEW OF CHARTER

The Audit Committee will review this Charter annually, and may consider, adopt and submit to the Board of Directors any proposed changes that the Audit Committee deems appropriate or advisable.

VI. ANNUAL PERFORMANCE EVALUATION

The Audit Committee will conduct an annual evaluation of its performance, including the Committee’s compliance with the provisions of this Charter.

VII. PROCEDURE FOR TREATMENT OF COMPLAINTS

The Chairman of the Audit Committee shall be designated as the person to whom all employees with concerns regarding accounting, auditing, or internal control matters should communicate their concerns. This designation, together with the address of the Chairman of the Audit Committee, and the fact that concerns can be expressed on an anonymous basis, shall be conveyed to all employees of the Company and shall be placed in the Employee Manual.

Upon receipt of any complaint, the Chairman of the Audit Committee shall have the authority either to (a) authorize the internal auditors to investigate the complaint; (b) retain outside advisors to investigate the complaint; or (c) convene a special meeting of the Audit Committee to discuss the investigation of the complaint. Each complaint shall be reported to the Audit Committee at its next meeting, and shall be investigated and resolved to the satisfaction of the Audit Committee. If the investigation discloses any misdeeds on the part of the senior management team, the matter shall be promptly reported to the entire Board of Directors.

VIII. LIMITATIONS

A. Notwithstanding anything in this Charter to the contrary, the Committee shall not be required to take all of the actions or to exercise all of the powers enumerated above. The Committee’s failure to investigate any matter, to resolve any dispute or to take any other actions or exercise any powers enumerated above in connection with the good faith exercise of its oversight functions shall in no way be construed as a breach of its duties or responsibilities to the Company, its directors or its shareholders.

B. The Audit Committee is not responsible for preparing the Company’s financial statements, planning or conducting the audit of such financial statements, or determining that such financial statements are complete and accurate or prepared in accordance with generally accepted accounting standards, all of which are the responsibility of management or the outside auditors. The Audit Committee’s oversight functions involve substantially lesser responsibilities than those associated with the audit performed by the outside auditors. In connection with the Audit Committee’s oversight functions, the Committee may rely on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, and on the representations of the outside auditors.

C. In carrying out its oversight functions, the Audit Committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

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